UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported) May 2, 2003

                    NEXT GENERATION TECHNOLOGY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


   DELAWARE                    000-24941                    06-1255882
(State or other               (Commission                  (IRS Employer
jurisdiction of               File Number)               Identification No.)
incorporation)


                         33 City Centre Drive, Suite 364
                          Mississauga, Ontario L5B 2N5
          (Address of principal executive offices, including zip code)

                                 (905) 306-9671
              (Registrant's telephone number, including area code)

ITEM 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

                  On May 2, 2003, Next Generation Technology Holdings, Inc. (the "Company") dismissed Grassi & Co., CPA's, P.C. ("Grassi") as its independent certified public accountants. During the year ended December 31, 2002 the report by Grassi on the financial statements of the Company contained a "going concern" opinion, however, Grassi's report did not contain a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's most recent fiscal year and subsequent period up to May 2, 2003, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement.

                  On May 2, 2003, upon receipt of approval of the audit committee of its Board of Directors, the Company engaged Marcum & Kleigman LLP to serve as the Company's independent certified public accountants. During the Company's two most recent fiscal years, and during any subsequent period through May 2, 2003, the Company did not consult with Marcum & Kleigman LLP on any accounting or auditing issues.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
              EXHIBITS.

         (c)  Exhibits

              Exhibit 1 - Letter from Grassi dated May 9, 2003


                                   SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: May 9, 2003

                              NEXT GENERATION TECHNOLOGY HOLDINGS, INC.

                              By:  /S/ MARC SMITH
                                 ----------------------------------------
                              Name: Marc Smith
                              Title: Executive Vice President